Exhibit 99.2
Item 15. Indemnification of Directors and Officers
     Under the form of underwriting agreement by and among Safeco Corporation, Lehman Brothers Inc. and Lehman Brothers Finance S.A., in certain circumstances, the underwriter and the selling shareholder agree to indemnify us against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.